U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) April 15, 2004

REPUBLIC RESOURCES, INC.
Exact Name of Registrant as Specified in its Charter

Nevada	87-0285520
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File Number 0-6580

743 Horizon Court, #383
Grand Junction, Colorado 81506
(Address of Principal executive offices)

(970) 245-5917
(Registrant’s telephone number, including area code)

Item 5. Other Events

On April 15, 2004, Republic Resources, Inc. issued a press release announcing it was unable to timely file its Form 10-KSB and that two directors had resigned from its Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 6. Resignation of Registrant’s Directors

On March 19, 2004, Dr. Clyde Frank resigned from the Board of Directors. A copy of Dr. Frank’s resignation is attached.

On March 22, 2004, J. Patrick Collins resigned from the Board of Directors. A copy of Mr. Collins’ resignation is attached.

Item 7. Financial Statements and Exhibits

        (c) Exhibits. The exhibits listed below are filed with this report.

99.1	Press Release dated April 15, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

REPUBLIC RESOURCES, INC.
Date: April 15, 2004	By: /s/ David A. Melman David A. Melman Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 15, 2004

March 19, 2004

This email represents my official resignation from the Board of Directors of RPRS, thus the audit committee, and all other activities associated with RPRS and EnviroWall. Recent events and information forces me to abandon this effort.

In closing I encourage the new members of the Board to play a major role in the activities of the effort.

Best,

Clyde Frank

J. Patrick Collins

March 22, 2004

Republic Resources, Inc.
743 Horizon Court
Suite 333
Grand Junction, Colorado 81506

Gentlemen:

     For a number of reasons, not the least of which are the events leading to the resignation of Dr. Clyde Frank last Friday, I am no longer willing to serve as a Director of Republic Resources or any of its affiliates. Since I do not believe that my short tenure on the company’s board entitles me to the stock grant made to me last October, I am returning herewith for cancellation stock certificate RR0305 evidencing that grant.

Best regards,

/s/ J. Patrick Collins

Cc: All Directors